THIS AGREEMENT is made as at the [day] day of [month], 2003.

BETWEEN:

(1)	ICOWORKS, INC., ICOWORKS SERVICES LTD., ICOWORKS EASTERN LTD. (collectively referred to as Icoworks)

(2)	[NAME OF JOINT VENTURER] (Joint Venturer)

(3)	[NAME OF JOINT VENTURER] (Joint Venturer)

(4)	[NAME OF JOINT VENTURER] (Joint Venturer)

(5)	__________________ (Joint Venturer)

(6)	__________________ (Joint Venturer)

(7)	ICOWORKS JOINT VENTURES INC.

JOINT VENTURE AGREEMENT

WHEREAS:

“Joint Venture” means the joint venture created by this agreement.

“Joint Venturer” means a Joint Venturer who has agreed to participate in this agreement.

“Joint Venturers” means all Joint Venturers who have agreed to participate in this agreement.

“Inventory” means goods and/or equipment acquired by Icoworks Joint Ventures Inc. for resale to third parties.

“Proportionate Share” means with respect to each Joint Venturer its undivided interest in the Inventory and in the Joint Venture, expressed as a percentage proportionate to each Joint Venturer’s contribution.

IN CONSIDERATION of the mutual covenants contained in this agreement, and other good and valuable consideration (the receipt and sufficiency of which is acknowledged by each of the parties), the parties agree as follows:

1.	The business of the Joint Venture shall be carried on under the name Icoworks Joint Ventures Inc.

2.
The purpose of the Joint Venture is to purchase through Icoworks Joint Ventures Inc. various types of assets being liquidated in Receiverships and Bankruptcies, and resell same in accordance with the practice of the Auction and Liquidation Industry using the services of Icoworks.

3.	The Joint Venturers will provide financing support in the form of cash to Icoworks Joint Ventures Inc. for the purchase of such assets upon the recommendation of Icoworks.

4.
Icoworks shall arrange for the purchase and sale of the said assets whether by Auction or otherwise. It is anticipated that Icoworks will incur specific sale costs for each transaction relating to the marketing and promotion of the purchased goods (“Sale Costs”). Icoworks Joint Ventures Inc. shall pay to Icoworks 3.5% of the gross sale price of the assets to compensate for Sale Costs. It is also anticipated that there may be additional third party direct costs, including without limiting the generality of the foregoing, finder’s fees, repair, refurbishing, storage and transportation of goods, store rentals, store staffing, materials, processing costs, direct labor, project management and lodging (“Additional Costs”). The Additional Costs shall be paid by Icoworks Joint Ventures Inc. prior to calculation of the gross profit for distribution to the parties. However, Additional Costs shall not include Icoworks overhead.

5.
The gross profit (being the sale price of each completed sale, less acquisition costs, Sale Costs and Additional Costs) shall be calculated and distributed quarterly within 60 days of the end of the calendar quarter as follows:

	(1)	65% to Icoworks;
	(2)	35% to be divided proportionately between the Joint Venturers.

6.	Icoworks hereby guarantees to each Joint Venturer that each Joint Venturer will earn a minimum of a 15% return on it’s investment annually prorated for part years and calculated on an accrual basis.

7.	Icoworks, Icoworks Joint Ventures Inc. and the Joint Venturers shall each be responsible for their own costs of operation, assessment, general and administration expenses.

8.
The term of this agreement shall be for a minimum of one year and maximum of three years. The Joint Venturers or any of them may terminate their relationship and receive their initial investment at any time after one year by three months advance notice in writing. Icoworks may terminate at any time after two years by three months advance notice in writing.

9.	The Joint Venturers acknowledge that a Joint Venture exists with respect to the inventory owned by Icoworks Joint Ventures Inc. from time to time.

10.
No partnership is created by this agreement. Nothing contained in this agreement shall or shall be deemed to constitute the Joint Venturers nor any other party to this agreement as partners nor as agent of the other nor any other relationship whereby either could be held liable for any act or omission of the other. Neither Joint Venturer shall have any authority to act for the other or to incur any obligation on behalf of the other or of the Joint Venture save as specifically provided by this agreement. Each Joint Venturer covenants to indemnify the other from all claims, losses, costs, charges, fees, expenses, damages, obligations and responsibilities incurred by a Joint Venturer by reason of any action or omission of the other outside the scope of the authority specifically provided by this agreement.

11.
Except as provided in this agreement each Joint Venturer may independently engage in any business endeavour whether or not competitive with the objects of the Joint Ventures, without consulting the other Joint Venturer and without in any way being accountable to the Joint Venture.

12.
Icoworks Joint Ventures Inc. acknowledges that it will hold title to the Inventory as bare trustee and nominee for and on behalf of the Joint Venturers each as to its Proportionate Share. Icoworks Joint Ventures Inc. will execute a General Security Agreement for the benefit of the Joint Venturers.

13.	The Financial records shall be accounted for as a Joint Venture and not as a limited company or partnership in accordance with generally accepted accounting principles.

14.
The business affairs of the Joint Venture and Icoworks Joint Ventures Inc. shall be managed by Icoworks with the intention to maximize gross profit. Icoworks shall report quarterly to the Joint Venturers. Distributions will be made on a quarterly cash received basis and the Joint Venturers may elect to receive the distribution or to reinvest the distribution in the Joint Venture and the Joint Venture percentages will be amded to reflect any such reinvestments.

15.
It is contemplated that additional Joint Venturers may be admitted to the Joint Venture from time to time to a maximum fund of $5,000,000.00. Therefore, upon receipt by Icoworks Joint Ventures Inc. of an investment in the Joint Venture from a proposed Joint Venturer deemed acceptable to Icoworks Services Ltd. and completion and execution of a copy of this agreement and such other instruments as Icoworks may request, the proposed Joint Venturer shall automatically be deemed to have been admitted to the Joint Venture as a Joint Venturer. However, a Joint Venturer who becomes a party to the Joint Venture at a time when the Joint Venture is between a purchase and sale and the funds contributed are not used in that particular transaction, shall not participate in the profits of that transaction.

16.	No Joint Venturer shall sell, transfer, assign, pledge, hypothecate, mortgage, or in any other manner encumber its interest in the Joint Venture without the written consent of the other.

17.	The head office of the Joint Venture shall be at 2020 Pegasus Rd. N.E., Calgary, Alberta T2E 8K7.

18.
The bank of the Joint Venture shall be the Royal Bank of Canada. All cheques, bills, notes, drafts or other instruments made or accepted by the Joint Venture, and all contracts of any nature by the Joint Venture shall be signed by a representative of the Joint Venturers and Icoworks. Proper books of accounts shall be kept by the Joint Venture and each Joint Venturer shall have access thereto at all reasonable times. The auditors of the Joint Venture shall be the auditors of Icoworks and its accounting period shall be on a calendar basis.

19.
Each of the parties hereto shall from time to time, at the request of any other party, execute and deliver such further documents, conveyances and assurances as may be reasonably be required to carry out in full the terms and intent of this Agreement.

20.
The Joint Venturers shall have the option to convert their investment in Icoworks Joint Ventures Inc. to common shares of Icoworks, Inc. at any time within one year of their investment. The conversion price shall be calculated on the average closing price of Icoworks, Inc. stock for five days immediately prior to the date of the investment. Icoworks, Inc. shall advise the Joint Venturers of the optional conversion price at the time of their investment.

21.
The Joint Venturers shall have the Right of First Refusal, on 14 days notice, to participate in future joint venture funds with Icoworks and Icoworks Joint Ventures Inc., the terms of which may or may not be similar to the terms of this agreement.

22.	Each provision of this agreement is intended to be severable and if any provision is found to be illegal, invalid or unenforceable, the finding shall not affect the validity of the other provisions.

23.
The rights and remedies provided by this agreement are cumulative, are given in addition to any other rights and remedies available by law, statute, ordinance, in equity or otherwise and the use of any one right or remedy shall not preclude the use of others.

24.

Any notice required or permitted under this agreement shall be in writing. Unless a particular provision of this agreement requires delivery in a specified manner, any notice shall be given by prepaid mail, or delivered personally or by facsimile transmission to the following:

ICOWORKS, INC.

and

ICOWORKS SERVICES LTD.

and

ICOWORKS EASTERN LTD.

and

ICOWORKS SERVICES LTD.

c/o 2020 Pegasus Rd. N.E.
Calgary, Alberta T2E 8K7
Fax#: (403) 291-0939

Name: [NAME OF JOINT VENTURER]

Address: [ADDRESS OF JOINT VENTURER]

Fax Number: [FAX NUMBER OF JOINT VENTURER]

Name: [NAME OF JOINT VENTURER]

Address: [ADDRESS OF JOINT VENTURER]

Fax Number: [FAX NUMBER OF JOINT VENTURER]

Name: [NAME OF JOINT VENTURER]

Address: [ADDRESS OF JOINT VENTURER]

Fax Number: [FAX NUMBER OF JOINT VENTURER]

25.
Where given by prepaid mail, any notice shall be deemed to have been given on the third postal delivery day next following mailing. During any period of disruption of postal service, notices shall be delivered personally or by facsimile transmission.

26.	This agreement shall be governed by the laws of the Province of Alberta and shall enure to the benefit of and be binding on the parties to it and their respective successors and permitted assigns.

IN WITNESS WHEREOF the parties have executed this agreement the day, month and year first written above.

SIGNED, SEALED AND DELIVERED in the presence of:

ICOWORKS, INC. Per: ICOWORKS, INC. Per: ICOWORKS SERVICES LTD. Per: ICOWORKS EASTERN INC.

Per:

ICOWORKS JOINT VENTURES INC.

Per:

_______________________________
[NAME OF JOINT VENTURER]

_______________________________
[NAME OF JOINT VENTURER]

_______________________________
[NAME OF JOINT VENTURER]

_______________________________
[NAME OF JOINT VENTURER]

_______________________________
[NAME OF JOINT VENTURER]